Exhibit 10.8

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) dated December 2, 2016 is made by FAMOUS DAVE’S OF AMERICA, INC., a Minnesota corporation, D&D OF MINNESOTA, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS OF MARYLAND, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS-U, INC., a Minnesota corporation, and LAKE & HENNEPIN BBQ & BLUES, INC., a Minnesota corporation (collectively, “Debtor”) for the benefit of VENTURE BANK, a Minnesota banking corporation, its endorsees, successors and assigns (“Secured Party”).

RECITALS:

A. The Secured Party has agreed to make two loans to Debtor in the aggregate principal amount of seven million three hundred thousand and no/100 dollars ($7,300,000.00). The first loan shall be made to Borrower in the principal amount of six million three hundred thousand and no/100 dollars ($6,300,000.00) (“Loan 2”). The second loan shall be made to Borrower in the principal amount of up to one million and no/100 dollars ($1,000,000.00) (“Loan 3”) (Loan 2 and Loan 3, individually or collectively as context requires, the “Loan”).

B. The Loan is evidenced by two promissory notes executed and delivered by the Debtor to Secured Party that are dated the same date as first written above in the amount of the Loan.

C. The Secured Party requires as a condition to the Loan that Debtor execute and deliver this Agreement to the Secured Party.

D. All documents related to the Loan are collectively referred to as the “Loan Documents.”

NOW, THEREFORE, in consideration of making the loan and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1. Obligations Secured. This Agreement secures the following (the “Obligations”):

1.1 Each and every debt, liability and other obligation of every type and description which the Debtor may now or at any time hereafter owe to the Secured Party under the Loan, whether arising under or in connection with any Loan Documents, whether now existing or hereafter arising, and whether it is or may be direct or indirect, due or to become due, or absolute or contingent, primary or secondary, liquidated or unliquidated, or independent, joint, several or joint and several.

1.2 All advances, fees, charges, costs and expenses incurred by the Secured Party, including, but not limited to, audit fees and expenses and reasonable attorneys’ fees, legal expenses and interest, in connection with the Obligations, Security Interest, Collateral or in the protection and exercise of any rights or remedies under this Agreement or the Loan Documents.

Section 2. Security Interest. To secure payment and performance of the Obligations, Debtor grants to Secured Party a security interest (“Security Interest”) in, and assigns to Secured Party, the following property (“Collateral”):

All personal property of the Debtor, including, but not limited to, the following:

All equipment of the Debtor, whether now owned or hereafter acquired, including, but not limited to, all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list furnished to the Secured Party by the Debtor, and wherever located.

All inventory of the Debtor, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, returns, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

All accounts of the Debtor, including each and every right of the Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Debtor or by some other person who subsequently transfers such person’s interest to the Debtor, whether such right to payment is or is not already earned by performance, together with all other rights and interests (including all liens) which the Debtor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor, including, but not limited to, all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

All investment property of the Debtor, whether now owned or hereafter acquired, including, but not limited to, all securities (whether certificated or uncertificated, and including investment company securities), security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

All general intangibles of the Debtor, whether now owned or hereafter acquired, including all present and future intellectual property rights, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Debtor’s name, and the goodwill of the Debtor’s business.

All commercial tort claims.

All of Debtor’s chattel paper (including electronic chattel paper), deposit accounts, documents, goods, instruments, letter of credit rights, letters of credit, all sums on deposit in any collateral account, and any items in any lockbox, all warehouse receipts, bills of lading and other documents of title now or hereafter covering Debtor’s goods, and any money or other assets of the Debtor that now or hereafter come into the possession, custody, or control of the Secured Party.

Together with all: (a) substitutions and replacements for and products of any and all of the foregoing; (b) in the case of all goods, all accessions; (c) accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; and (d) proceeds of any and all of the foregoing.

Section 3. Representations, Warranties and Agreements. Debtor represents and warrants to Secured Party, as of the date of this Agreement and at all times any Obligations remain under the Loan, as follows:

3.1 Each Debtor is a corporation duly organized and in good standing under the laws of the State of Minnesota and has the power to enter into and has authorized execution and delivery of this Agreement. No Debtor has used any trade name, assumed name or other name except such Debtor’s name stated above. No Debtor shall change its state of incorporation without the Secured Party’s prior written consent. Debtor shall give Secured Party prior written notice of any change in such address or any Debtor’s name(s) or if any Debtor uses any other name. Debtor has authority to execute and perform this Agreement

3.2 Except as set forth in any existing or future agreement executed by Secured Party, Debtor is the owner of the Collateral, or will be the owner of the Collateral hereafter acquired, free and clear of all security interests, liens and encumbrances other than the Security Interest and any other security interest of Secured Party. Debtor shall not permit any security interest, lien or encumbrance, other than the Security Interest and any other security interest of Secured Party, to attach to any Collateral without the prior written consent of Secured Party. Debtor shall defend the Collateral against the claims and demands of all persons and entities other than

Secured Party and shall promptly pay all taxes, assessments and other government charges upon or against Debtor, any Collateral, and the Security Interest. No financing statement covering any Collateral is on file in any public office. If any Collateral is or will become a fixture, Debtor, at the request of Secured Party, shall furnish Secured Party with a statement or statements executed by all persons and entities who have or claim an interest in the real estate, in form acceptable to Secured Party, which statement or statements shall provide that such persons or entities consent to the Security Interest.

3.3 Debtor shall not sell, transfer, exchange or otherwise dispose of all or any part of the Collateral or Debtor’s interest in the Collateral without the prior written consent of Secured Party, except that, until the occurrence of an Event of Default or the revocation by Secured Party of Debtor’s right to do so, Debtor may sell or lease any Collateral constituting inventory in the ordinary course of business at prices constituting the fair market value or as otherwise permitted under the Loan Agreements dated as of the date hereof governing Loan 2 and Loan 3 (as such may be amended, restated, supplemented or otherwise modified from time to time, each a “Loan Agreement” and collectively, the “Loan Agreements”).

3.4 Each account, instrument, investment property, chattel paper, letter of credit right, letter of credit, other right to payment, document and general intangible constituting Collateral is, or will be when acquired, the valid, genuine and legally enforceable obligation of the named account debtor or other issuer or obligor to pay such obligation, subject to no defense, setoff or counterclaim. Debtor shall not, without the prior written consent of Secured Party, agree to any material modification or amendment of any such obligation or agree to any subordination or cancellation of any such obligation.

3.5 Debtor shall: (i) keep all tangible Collateral in good condition and repair, ordinary wear and tear excepted; (ii) from time to time replace any worn, broken or defective parts of the Collateral; (iii) promptly notify Secured Party of any loss of or material damage to any material portion of Collateral or of any adverse change in the prospect of payment of any material account, instrument, investment property, chattel paper, letter of credit right, letter of credit, other right to payment or general intangible constituting Collateral; (iv) not permit any Collateral to be used or kept for any unlawful purpose or in violation of any federal, state or local law; (v) keep all tangible Collateral insured in such amounts, against such risks and in such companies as shall be acceptable to Secured Party, with lender loss payable clauses in favor of Secured Party to the extent of its interest in a form acceptable to Secured Party (including without limitation a provision for at least 30 days’ prior written notice to Secured Party of any cancellation or modification of such insurance), and deliver policies or certificates evidencing this insurance to Secured Party; (vi) at Debtor’s chief executive office, keep accurate and complete records pertaining to the Collateral and Debtor’s financial condition, business and property, and provide the Secured Party with periodic reports concerning the Collateral and Debtor’s financial condition, business and property as requested by the Secured Party; and (vii) at all reasonable times permit Secured Party and its representatives to examine and inspect any Collateral, and to examine, inspect and copy Debtor’s records pertaining to the Collateral and Debtor’s financial condition, business and property as and to the extent required under the Loan Agreements.

3.6 Debtor shall, at Secured Party’s request, promptly execute, endorse and deliver financing statements, consents, control agreements and other instruments and documents and take such other actions deemed by Secured Party to be necessary or desirable to establish, protect, perfect or enforce the Security Interest in the Collateral and the rights of Secured Party under this Agreement and applicable law, and pay all costs of filing financing statements and other documentation in all public offices where filing is deemed by Secured Party to be necessary or desirable.

3.7 Debtor authorizes Secured Party to file all of Secured Party’s financing statements and amendments to financing statements, and all terminations of the filings of other secured parties, all with respect to the Collateral, in such form and substance as Secured Party, in its sole discretion, may determine.

3.8 Promptly upon knowledge thereof, the Debtor will deliver to the Secured Party notice of any material commercial tort claims it may bring against any person, including the name and address of each defendant, a summary of the facts, an estimate of the Debtor’s damages, copies of any complaint or demand letter submitted by the Debtor, and such other information as the Secured Party may request. Upon request by the Secured Party, the Debtor will grant the Secured Party a security interest in all commercial tort claims it may have against any person.

3.9 Debtor has provided Secured Party a schedule of its currently owned and leased vehicles and shall update such schedule not less than annually or at Secured Party’s written request. Debtor shall from time to time assist Secured Party in noting Secured Party’s lien on all unencumbered vehicle titles, and hereby grants Secured Party a power of attorney for the purposes of noting such liens.

Section 4. Rights of Secured Party. After the occurrence and during the continuance of an Event of Default, the Secured Party may at any time and from time to time send or require the Debtor to send requests for verification of accounts or notices of assignment to account debtors and other obligors. After the occurrence and during the continuance of an Event of Default, the Secured Party may also at any time and from time to time telephone account debtors and other obligors to verify accounts. After the occurrence and during the continuance of an Event of Default, Secured Party may, and Debtor shall at the request of Secured Party, promptly notify any account debtor, issuer or obligor of any account, instrument, investment property, chattel paper, letter of credit right, letter of credit, other right to payment or general intangible constituting Collateral that the same has been assigned to Secured Party and to make all future payments to Secured Party. In addition, after the occurrence and during the continuance of an Event of Default, at the request of Secured Party, Debtor shall deposit all proceeds constituting Collateral, in their original form received (with any necessary endorsement), in a collateral account designated by Secured Party within one business day after receipt of the proceeds by Debtor. Until Debtor makes each deposit pursuant to the foregoing sentence, Debtor will hold all proceeds separately in trust for Secured Party for deposit in the collateral account, and will not commingle any proceeds with any other property. After the occurrence and during the continuance of an Event of Default,, Debtor shall have no right to withdraw any funds from the collateral account, and Debtor shall have no control over the collateral account. The collateral account and all funds at any time therein shall constitute Collateral under this Agreement. Before or upon final collection of any funds in the collateral account, Secured Party, at its discretion, may release any funds to Debtor or any account of Debtor or apply any funds to the Obligations whether or not then due. Any release of funds to Debtor or any account of Debtor shall not prevent Secured Party from subsequently applying any funds to the Obligations. All items credited to the collateral account and subsequently returned and all other costs, fees and charges of Secured Party in connection with the collateral account may be charged by Secured Party to any account of Debtor, and Debtor shall pay Secured Party all amounts on demand. The Secured Party may also, by notice to the Debtor, require the Debtor to direct each of its account debtors to make payment directly to a special lockbox to be under the control of the Secured Party. The Debtor hereby authorizes and directs the Secured Party to deposit all checks, drafts and cash payments received in said lockbox into the collateral account established as set forth above.

Section 5. Limited Power of Attorney. Upon the occurrence of and during the continuance of an Event of Default, Debtor irrevocably authorizes Secured Party and grants Secured Party a limited power of attorney in the name and on behalf of Debtor or, at Secured Party’s option, in the name of Secured Party, to take any action and to execute any instrument which Secured Party may deem necessary or desirable to cure or correct the Event of Default or accomplish the purposes of this Agreement, including, but not limited to: to collect, receive, endorse, create, prepare, complete, execute, deliver and file any and all financing statements, control agreements, insurance applications, remittances, instruments, documents, chattel paper and other writings; to grant any extension to, compromise, settle, waive, notify, amend, adjust, change and release any obligation of any account debtor, issuer, obligor, insurer or other person or entity pertaining to any Collateral; to demand termination of other security interests in any of the Collateral; and to take any other action to establish, perfect, protect or enforce the Security Interest.

Section 6. Events of Default. The occurrence of any of the following events shall constitute an event of default (“Event of Default”): any Event of Default as defined in the Loan Agreements.

Section 7. Remedies. Upon the occurrence of an Event of Default and at any time thereafter, Secured Party may exercise any one or more of the following rights or remedies: (a) declare all Obligations to be immediately due and payable in full, and the same shall thereupon be immediately due and payable in full, without presentment or other notice or demand, all of which are waived by Debtor; (b) require Debtor to assemble all or any part of the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties; (c) transfer any of the Collateral into Secured Party’s name or that of its nominee; and (d) exercise and enforce any and all rights and remedies available under this Agreement, the UCC or at law or in equity. If notice to Debtor of any intended disposition of the Collateral or other action is required, such notice shall be deemed reasonable if given at least ten (10) days prior to the date of intended disposition or other action. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly, concurrently or successively at Secured Party’s option, and the exercise or enforcement of any such right or remedy shall not be a condition to or bar the exercise or enforcement of any other.

Section 8. Bankruptcy. Whether or not an event of default shall have occurred under the Loan or Loan Documents, upon the commencement of any proceeding under any bankruptcy law by or against Pledgor, then the Secured Party may declare the Debtor in default under this Agreement and may enforce this Agreement and collect the entire Obligations from Debtor upon the happening of such event regardless of whether amounts are due or accelerated under the Loan or other Loan Documents. For purposes of determining the Obligations under this provision notwithstanding any such bankruptcy proceeding, interest will be deemed to continue to accrue as though no such bankruptcy proceeding had been taken.

Section 9. Notice. No notice or other communication by Debtor to Secured Party, which relates to any of the Obligations, the Security Interest or the Collateral, shall be effective until it is received by Secured Party at Secured Party’s address stated below. All notices to be given to Debtor shall be deemed reasonable and properly given if delivered or mailed by regular or certified mail, postage prepaid, to Debtor at its address set forth below or at the most recent address shown in Secured Party’s records.

Each notice to Secured Party shall be addressed as follows:

Venture Bank

Attn: Bryan Frandrup

2640 Eagan Woods Drive, Suite 100

Eagan, Minnesota 55121

Each notice to Pledgors shall be addressed as follows:

Famous Dave’s of America, Inc.

D&D of Minnesota, Inc.

Famous Dave’s Ribs of Maryland, Inc.

Famous Dave’s Ribs, Inc.

Famous Dave’s Ribs-U, Inc.

Lake & Hennepin BBQ & Blues, Inc.

12701 Whitewater Drive, Suite 200

Minnetonka, MN 55343

Attn: Chief Executive Officer

Phone No:         (952) 294-1300

Fax No.:            (        )

Section 10. Consent to Jurisdiction. Debtor consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement, the Collateral, the Security Interest or any of the Obligations, waives any argument that venue in such forums is not convenient, and agrees that any litigation initiated by Debtor against Secured Party in connection with this Agreement, the Collateral, the Security Interest or any of the Obligations shall be in a state court of general jurisdiction for the State of Minnesota or the United States District Court located in that state.

Section 11. Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH ANY PARTY TO THIS AGREEMENT ARE INVOLVED DIRECTLY OR INDIRECTLY AND ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE DATE OF THIS AGREEMENT.

Section 12. Miscellaneous. All terms in this Agreement that are defined in the Minnesota Uniform Commercial Code, as amended from time to time (the “UCC”) shall have the meanings set forth in the UCC, and such meanings shall automatically change at the time that any amendment to the UCC, which changes such meanings, shall become effective. A carbon, photographic or other reproduction of this Agreement is sufficient as a financing statement. No provision of this Agreement can be waived, amended, abridged, supplemented, terminated or discharged and the Security Interest cannot be released or terminated, except by a writing executed by Secured Party. A waiver shall be effective only in the specific instance and for the specific purpose given. No delay or failure to act shall preclude the exercise or enforcement of any of Secured Party’s rights or remedies. This Agreement shall bind and benefit Debtor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when executed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party’s acceptance. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation, payment and performance of the Obligations. This Agreement and the rights and duties of the parties shall be governed by and construed in accordance with the laws of the State of Minnesota except to the extent that the UCC provides for the application of the law of the state where the Debtor is organized or incorporated. Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of the Collateral in any particular order of application. If this Agreement is signed by more than one person as Debtor, the term “Debtor” shall refer to each of them separately and to both or all of them jointly. Each such persons signing as Debtor shall be jointly and severally liable under this Agreement and all property described in this Agreement shall be included as part of the Collateral, whether it is owned jointly by both or all Debtors, or is owned in whole or in part by one (or more) of them.

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IN WITNESS WHEREOF, Debtor has executed this Security Agreement as of the date and year first written above.

DEBTOR:

FAMOUS DAVE’S OF AMERICA, INC., a Minnesota corporation,

By:	/s/ Dexter Newman
Dexter Newman, its Chief Financial Officer

D&D OF MINNESOTA, INC., a Minnesota corporation,

By:	/s/ Dexter Newman
Dexter Newman, its Chief Financial Officer

FAMOUS DAVE’S RIBS OF MARYLAND, INC., a Minnesota corporation,

By:	/s/ John P. Beckman
John P. Beckman, its President

FAMOUS DAVE’S RIBS, INC., a Minnesota corporation,

By:	/s/ Dexter Newman
Dexter Newman, its Chief Financial Officer

signature page to Security Agreement

-re: Famous Dave’s loan

S-1

FAMOUS DAVE’S RIBS-U, INC., a Minnesota corporation,

By:	/s/ Dexter Newman
Dexter Newman, its Chief Financial Officer

LAKE & HENNEPIN BBQ & BLUES, INC., a Minnesota corporation,

By:	/s/ Dexter Newman
Dexter Newman, its Chief Financial Officer

signature page to Security Agreement

-re: Famous Dave’s loan

S-2

SECURED PARTY:

VENTURE BANK,

a Minnesota banking corporation

By:	/s/ Bryan Frandrup
Bryan Frandrup, its VP and Commercial Loan Officer

signature page to Security Agreement

-re: Famous Dave’s loan

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